UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 25, 2011

California Pizza Kitchen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31149	95-4040623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California (Address of Principal Executive Offices)		90045-6438 (Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 25, 2011, California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), issued a press release announcing its entry into a definitive agreement (the “Merger Agreement”) with CPK Holdings Inc., a Delaware corporation (“Parent”), and CPK Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to which, among other things, Sub will commence a tender offer (the “Offer”) within 10 business days to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company at a purchase price of $18.50 per share in cash. Upon successful completion of the Offer, Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. The Company also entered into Stockholder Tender and Support Agreements with certain members of the Company’s management pursuant to which such members agreed, among other things, to tender their shares of Company common stock in the Offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 25, 2011, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On May 25, 2011, the Company sent a letter to its vendors and franchisees, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release, issued by the Company, dated May 25, 2011

99.2	Letter to employees, dated May 25, 2011

99.3	Letter to vendors and franchisees, dated May 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA PIZZA KITCHEN, INC.
a Delaware corporation

Dated: May 25, 2011	By:	/s/ Richard L. Rosenfield
Co-Chairman of the Board, Co-Chief Executive Officer, and
Co-President

	By:	/s/ Larry S. Flax
Co-Chairman of the Board, Co-Chief Executive Officer, and
Co-President

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, issued by the Company, dated May 25, 2011

99.2	Letter to employees, dated May 25, 2011

99.3	Letter to vendors and franchisees, dated May 25, 2011